UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 15, 2015
(Date of earliest event reported)

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25
(Exact name of issuing entity)

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
Starwood Mortgage Funding III LLC
(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-201743-02	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Bryant Park New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 15, 2015, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2015 (the “Pooling and Servicing Agreement”), among the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Pentalpha Surveillance LLC, as trust advisor, and U.S. Bank National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian, of Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25, Commercial Mortgage Pass-Through Certificates, Series 2015-C25 (the “Certificates”).  The Class A‑1, Class A-2, Class A‑SB, Class A‑3, Class A‑4, Class A‑5, Class X‑A, Class X‑B, Class X‑D, Class A‑S, Class B, Class C and Class D Certificates (collectively, the “Publicly Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, CIBC World Markets Corp. and Drexel Hamilton, LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of October 7, 2015, among the Registrant, Bank of America, National Association (“BANA”) and the Underwriters.

On October 7, 2015, the Class E, Class F, Class G, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of October 7, 2015, among the Registrant, BANA and the Initial Purchasers.  The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25, a common law trust fund formed on October 15, 2015 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The Issuing Entity’s primary assets are fifty-six (56) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one hundred two (102) commercial, multifamily and manufactured housing community properties.  The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, CIBC Inc. and Starwood Mortgage Funding III LLC.

On October 15, 2015, the Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $1,080,642,000. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,728,737, were approximately $1,198,304,740. Of the expenses paid by the Registrant, $1,093,315 were paid to or for the Underwriters and $4,635,422 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (Filing Date October 15, 2015) (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated October 7, 2015, to the accompanying Prospectus, dated October 7, 2015.  The related registration statement (file no. 333-201743) was originally declared effective on February 26, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated October 15, 2015.

Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated October 15, 2015 (included as part of Exhibit 5).

Exhibit 23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2015	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC. (Registrant)

	By:	/s/ Leland F. Bunch, III
		Name:	Leland F. Bunch, III
		Title:	Chief Executive Officer & President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated October 15, 2015.	(E)

8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated October 15, 2015 (included as part of Exhibit 5).	(E)

23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).	(E)